AMENDMENT NO. 1

                   AMENDMENT NO. 1, dated as of September 14, 1999 (this "Amendment"), between HALTER MARINE GROUP, INC., a Delaware corporation ("Halter Marine"), and FRIEDE GOLDMAN INTERNATIONAL INC., a Mississippi corporation ("Friede Goldman").

                   WHEREAS, Halter Marine and Friede Goldman are parties to an Agreement and Plan of Merger, dated as of June 1, 1999 (the "Merger Agreement"; terms defined in the Merger Agreement and not otherwise defined herein are being used herein as therein defined);

                   WHEREAS, the Boards of Directors of Halter Marine and Friede Goldman have determined that it is appropriate to amend the Merger Agreement as set forth in this Amendment; and

                   WHEREAS, pursuant to Section 8.03 of the Merger Agreement, the Merger Agreement may be amended by the parties hereto.

                   NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                       AMENDMENTS TO THE MERGER AGREEMENT

                   SECTION 1.01. Amendment to Preamble. The Preamble to the Merger Agreement is hereby amended by deleting the phrase "(this "Agreement")" in its entirety and inserting in lieu thereof the phrase "(as amended by Amendment No. 1, this "Agreement")".

                   SECTION 1.02. Amendment to Section 2.01(a). Section 2.01(a) of the Merger Agreement is hereby amended by deleting the number "0.4614" in the fifth line thereof and inserting in lieu thereof the number "0.57".

                   SECTION 1.03. Amendment to Section 6.06. Section 6.06 of the Merger Agreement is hereby amended by adding the following new paragraph (d) at the end of Section 6.06:

                            "(d) Each party shall cooperate with the other and
                   shall use all commercially reasonable efforts to promptly arrange bank financing for the Surviving Corporation necessary to satisfy the condition set forth in Section



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                   7.01(g) hereof."

                   SECTION 1.04. Amendment to Section 6.07. Section 6.07 of the Merger Agreement is hereby amended by deleting the section reference to "9(d)" of the Halter Marine 1996 Plan in the tenth line thereof and inserting in lieu thereof "10(e)".

                   SECTION 1.05. Amendment to Section 7.01. Section 7.01 of the Merger Agreement is hereby amended by adding the following new paragraph (g) at the end of Section 7.01:

                            "(g) Financing. Bank financing of at least $175
                   million shall have been arranged for the Surviving Corporation effective as of the Effective Time on terms reasonably acceptable to Halter Marine and Friede Goldman and that in the reasonable judgment of both Halter Marine and Friede Goldman would meet the needs of the Surviving Corporation."


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                   SECTION 2.01. Representations of Halter Marine. Halter Marine hereby represents and warrants to Friede Goldman as follows:

                   (a) Halter Marine has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment).

                   (b) The execution and delivery of this Amendment by Halter Marine have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Halter Marine are necessary to authorize this Amendment.

                   (c) This Amendment has been duly and validly executed and delivered by Halter Marine and, assuming the due authorization, execution and delivery by Friede Goldman, the Merger Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of Halter Marine, enforceable against Halter Marine in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).




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                   SECTION 2.02. Representations and Warranties of Friede
Goldman. Friede Goldman hereby represents and warrants to Halter Marine that:

                   (a) Friede Goldman has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment).

                   (b) The execution and delivery of this Amendment by Friede Goldman have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Friede Goldman are necessary to authorize this Amendment.

                   (c) This Amendment has been duly and validly executed and delivered by Friede Goldman and, assuming the due authorization, execution and delivery by Halter Marine, the Merger Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of Friede Goldman, enforceable against Friede Goldman in accordance with its terms (except in each such case insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).


                                   ARTICLE III

                               GENERAL PROVISIONS

                   SECTION 3.01. Effect on Merger Agreement. Except as amended hereby, the provisions of the Merger Agreement are and shall remain in full force and effect.

                   SECTION 3.02. Counterparts. This Amendment may be executed in two counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                   SECTION 3.03. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware as applied to contracts executed and to be performed entirely in such state.

                   SECTION 3.04. Entire Agreement. The Merger Agreement (as amended by this Amendment) and the Confidentiality Agreements constitute the entire agreement of the parties

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hereto with respect to the subject matter hereof and supercede all prior agreements and undertakings, both written and oral between Halter Marine and Friede Goldman with respect to the subject matter hereof.




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                   IN WITNESS WHEREOF, Friede Goldman and Halter Marine have
each caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    HALTER MARINE GROUP, INC.


                                    By:  /s/ Rick S. Rees
                                        ----------------------------------------
                                        Name:  Rick S. Rees
                                        Title: Executive Vice President


                                    FRIEDE GOLDMAN INTERNATIONAL INC.


                                    By:  /s/ John F. Alford
                                        ----------------------------------------
                                        Name:  John F. Alford
                                        Title: Executive Vice President